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                                                                    Exhibit 3.26
                                     BY LAWS

                                       OF

                                HW HOLDING CORP.

                                    ARTICLE I

                                     OFFICES

         The principal office of the corporation in the State of Indiana shall be located in the City of Elkhart. The corporation may have such other offices, either within or without the State of Indiana as the business of the corporation may require from time to time.

         The registered office of the corporation required by the Indiana Business Corporation Law to be maintained in the State of Indiana may be, but need not be, identical with the principal office in the State of Indiana, and the address of the registered office may be changed from time to time by the board of directors.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the second Wednesday of June in each year, beginning with the year 1994, at the hour of 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon as conveniently may be.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation.

     SECTION 3. PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Indiana, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Indiana, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of the meeting shall be the registered office of the corporation in the State of Indiana, except as otherwise provided in Section 5 of this Article.

     SECTION 4. NOTICE OF MEETING. Written or printed notice stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than forty days before the date of the meeting, or in the case of a merger or consolidation, not less than twenty nor more

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than forty days before the meeting, either personally or by mail, by or at the direction of the president or the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

     SECTION 5. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Indiana and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, forty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days, or in the case of a merger or consolidation, at least twenty days, immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than forty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger or consolidation, not less than twenty days, immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     SECTION 7. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten days before such meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     SECTION 8. QUORUM. A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority shares represented at the

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meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Indiana Business Corporation Act, the Articles of Incorporation or these By-Laws.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 10. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of the shareholders.

     SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

                  Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

                  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

                  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     SECTION 12. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

                  Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.



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                  Each report of an inspector shall be in writing and signed by him or by a majority of them, if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     SECTION 13. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     SECTION 14. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                  ARTICLE III

                                    DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its board of directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be six (6). Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Indiana or shareholders of the corporation.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Indiana, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Indiana, as the place for holding any special meeting of the board of directors called by them.

     SECTION 5. NOTICE. Notice of any special meeting shall be given at least ten days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business


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because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of, any regular or special meeting of the board of directors, need be specified in the notice of waiver of notice of such meeting.

     SECTION 6. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of directors; provided, that if less than a majority of such number of directors are present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     SECTION 7. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     SECTION 8. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     SECTION 9. INFORMAL ACTION BY DIRECTORS. Unless specifically prohibited by the Articles of Incorporation or these by-laws, any action required to be taken at a meeting of the board of directors, or any other action which maybe taken at a meeting of the board of directors or the executive committee thereof, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors entitled to vote with respect to the subject matter thereof or by all the members of such committee as the case may be. Any such consent signed by all the directors or all the members of the executive committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State.

     SECTION 10. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board.

     SECTION 11. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. NUMBER. The officers of the corporation shall be a president, one or more vice presidents (the number thereof to be determined by the board of directors), a treasurer,


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and a secretary, and such assistant treasurers, assistant secretaries or other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices filled at any meeting of the' board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 3. REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever, in its judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5. PRESIDENT. The president shall be the principal executive officer of the corporation and shall, in general, supervise and control all of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

     SECTION 6. THE VICE PRESIDENTS. In the absence of the president or in the event of his inability or refusal to act, the vice president (or, in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

     SECTION 7. THE TREASURER. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give


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receipts for monies due and payable to the corporation from any source whatsoever; and deposit all such monies in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these by-laws; (b) in general, perform all the duties incident to the office of treasurer and such other duties as, from time to time, may be assigned to him by the president or by the board of directors.

     SECTION 8. THE SECRETARY. The secretary shall: (a) keep the minutes of the shareholders' and board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the corporate seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which, on behalf of the corporation under its seal, is duly authorized in accordance with the provisions of these by-laws; (c) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries as thereunto authorized by the board of directors may sign with the president or a vice president certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the board of directors. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors.

     SECTION 10. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.



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     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by resolution of the board of directors.

     SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited, from time to time, to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may elect.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in the form as may be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary and shall be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

     SECTION 2. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of such certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the last day of December in each year.

                                  ARTICLE VIII

                                    DIVIDENDS

         The board of directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.



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                                   ARTICLE IX

                                      SEAL

     The Corporation does not have a corporate seal.

                                   ARTICLE X

                                WAIVER OF NOTICE

     Whenever any notice whatsoever is required to be given under the provisions of these by-laws or under the provisions of the Articles of Incorporation or under the provisions of the Business Corporation Act of the State of Indiana, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                                   AMENDMENTS

     These by-laws may be altered, amended or repealed and new by-laws may be adopted at any meeting of the board of directors of the corporation by a majority vote of the directors present at the meeting.

                                  ARTICLE XII

                                 INDEMNIFICATION

     SECTION 1. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was


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serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     SECTION 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the shareholders.

     SECTION 5. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 6. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.

     SECTION 7. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses



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incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     SECTION 8. The indemnification and advancement of expenses provided by, or granted pursuant to, this by-law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


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